1 TRANSITION AND RELEASE AGREEMENT This Transition and Release Agreement (“Agreement”) is entered into as of March 16, 2024 (the “Effective Date”) and is by and between Ronald Stephen Delia (“Employee”) and Amcor plc (together with its subsidiaries and affiliates, including but not limited to Amcor Pty Ltd (formerly named Amcor Limited) and Amcor Rigid Plastics, Inc., “Company”). This agreement serves as an amendment to any relevant clauses included in Employee’s contract documents including without limitation the Offer of Employment by Amcor Limited to Employee dated 21 January 2015 (the “Offer Letter”) (together, the “Employment Documents”) that are addressed herein. 1. Retirement Date. Employee has advised the Company of his retirement. Company has agreed that Employee will continue to be employed as set forth below until September 30, 2024 (“Retirement Date”). Upon the Retirement Date, Employee will have no further employment or re-employment rights with Company. 2. Duties Through Retirement Date. Employee submits, and Company hereby accepts, Employee’s resignation as a director or officer of Company or any of its parent, subsidiary, or affiliated entities, including but not limited to resignation as the Chief Executive Officer of Amcor plc, effective on April 15, 2024 (the “Resignation Date”). Employee agrees to execute any documents needed to effect such resignation. From the Resignation Date through the Retirement Date, Employee shall be employed in a new non-executive role as a “Senior Advisor”. In the role of Senior Advisor, subject to Employee’s health considerations, Employee will report to the Chairman of the Board of Directors of Amcor plc (the “Chairman”) and work in consultation with the Chairman to facilitate an orderly transition of the duties of the Chief Executive Officer (including any interim Chief Executive Officer) to such person. It is understood that Employee will not incur a “separation from service” under Section 409A of the Internal Revenue Code (“Code Section 409A”) until the Retirement Date or any earlier termination of employment. 3. Compensation Through Retirement Date. During the period of Employee’s employment through the Retirement Date, Employee will continue to receive Employee’s base salary, as in effect on the date hereof, and benefits. Except as provided under the terms of any benefit plans in which Employee participates, all benefits will terminate effective at 11:59 p.m. on Retirement Date. Employee will remain entitled to receive the bonus, if any is earned, under the Management Incentive Plan (the “MIP”) and the Equity Management Incentive Plan (“EMIP”) for the fiscal year ending June 30, 2024, which will be payable in September, 2024 at the same time such bonuses are otherwise paid, but will receive the entire payment in cash (including any portion due under the EMIP). Employee will be entitled to continue to vest in any equity awards issued pursuant to the EMIP and the Long Term Incentive Plan (“LTIP”) for which the vesting date occurs prior to the Retirement Date (in particular, the EMIP for the fiscal year ended June 30, 2022) (contingent on any requirements for vesting being met), but Employee will not receive any grants of additional equity awards under the EMIP and LTIP after the date hereof. 4. Compensation and Benefits Following Retirement Date That Are Contingent on Release and Other Covenants. In return for consideration Employee provides in this Agreement and in satisfaction of (and conditional on adherence to) any post-employment clauses in the Employment Documents or included herein that survive after the Retirement Date, Company agrees to compensate Employee as follows:

2 a. Company will pay Employee a cash lump sum in the gross amount equal to 6 months of base salary within 30 days after the Retirement Date. b. Employee will be entitled to earn the MIP and EMIP awards for the fiscal year ending June 30, 2025, to the extent the performance goals established for such awards are met, provided that the amount so earned will be pro-rated to reflect the completed months that Employee was employed from July 1, 2024 to the Retirement Date. Such amount, if any is earned, will be paid at the same time as the MIP payment is made to other executives (expected to be in September of 2025), but will be entirely paid in cash (including any portion due under the EMIP). c. Employee’s outstanding but unvested restricted stock unit (“RSU”) award under the EMIP as of the Retirement Date (in particular, the EMIP for the fiscal year ending June 30, 2023) will become vested in full within 30 days after the Retirement Date. d. Employee’s awards under the LTIP will be treated as follows: i. Vested and unexercised stock options, including stock options that vest after the Effective Date but prior to the Retirement Date (in particular, the LTIP for the fiscal years ended June 30, 2019, 2020, and 2021), may be exercised for 90 days following the Retirement Date, as provided by the terms of the award agreement ii. Unvested awards (in particular, the LTIP for the fiscal years ended June 30, 2022 and 2023) will continue to vest on the scheduled vesting dates, assuming performance goals are met, but the number of stock options and/or performance shares that vest will be pro-rated to reflect the number of completed months that Employee was employed during the performance period through the Retirement Date. e. Other than specified above, Employee acknowledges that he will not be eligible to receive or vest in any additional stock options, stock awards, RSUs or performance shares. Failure to exercise any vested stock options within the applicable period as set forth in the applicable plan and/or grant documentation subject to modification as described above will result in their forfeiture. All terms and conditions that apply to stock options, stock awards, RSUs or performance shares not modified herein shall not be affected by this Agreement, shall remain in full force and effect, and shall govern the parties’ rights with respect to such equity-based awards. f. Employee is fully vested in his benefits under the Amcor Rigid Packaging Deferred Compensation Plan (“Deferred Compensation Plan”), and his benefits will be paid pursuant to the terms of the Deferred Compensation Plan and Employee’s applicable distribution elections. Per the terms of the Deferred Compensation Plan, Employee will not be entitled to receive an employer allocation for the 2024 calendar year. g. If Employee makes a timely election for continued health care coverage under Company’s medical, dental and vision plans, as permitted by COBRA, Company will cover the employer portion of any applicable premium for a period of 12 months following the Retirement Date. h. Company will pay (or reimburse Employee) for general relocation costs including support from a relocation advisor, the transportation of a reasonable amount of personal household

3 goods from Employee’s Swiss residence to Employee’s United States residence, any associated personal travel required to facilitate such a move, and assistance in the conclusion of accommodation lease arrangements. i. Company will continue to provide Employee with tax support services, at no cost to Employee, consistent with past practice, with respect to Employee’s tax obligations for calendar years 2023, 2024, 2025 and 2026. The Employee agrees to assist the Company or its tax support services provider by providing any required information and fulfilling any tax obligations in a timely manner. j. Employee will be able to retain his company-provided laptop, ipad and cell phone, together with related peripherals, provided Company has had the opportunity to remove all Company confidential information therefrom. k. All payments of compensation and other taxable benefits described herein will be subject to tax withholding as required by law. To the extent not satisfied by the Company’s tax withholding obligations, Employee will be responsible for any income tax obligations arising from the payment of compensation or provision of benefits as described above, with the exception of item (g) and the tax support services provided in (i). All tax obligations payable to jurisdictions outside the United States by virtue of the Employee’s presence in such jurisdictions as required by the Company shall be covered by the Company in accordance with the Employment Documents. l. Company will provide Employee with career transition assistance at Company’s expense, for a period of 12 months, which may be commenced before the Retirement Date but shall be completed not later than 12 months from the Retirement Date. m. Company will pay Employee’s reasonable attorneys’ fees incurred in connection with the negotiation and documentation of this Agreement and any related agreements. 5. Compensation and Benefits Following Retirement Date Not Contingent on Release and Other Covenants. Following the Retirement Date, Company agrees to compensate Employee as follows: a. Company will pay Employee for any accrued but unpaid base salary through the Retirement Date. b. Any unused vacation or leave hours outstanding or accrued in the period through to Retirement Date will be considered used during any periods of leave up to the Retirement Date. Any outstanding leave will be settled as part of any final paycheck after the Retirement Date. c. Except as modified by Section 4 above, Employee will be entitled to benefits following his Retirement Date under any Company-sponsored retirement or welfare benefit plans as may be provided in accordance with the terms of such plans. 6. Release. Employee, for Employee and Employee’s successors, administrators, heirs, and assigns, fully releases, waives, and forever discharges Company and Company’s parent, affiliates, and subsidiaries and their respective predecessors, successors, affiliates, assigns, shareholders, directors,

4 officers, agents, attorneys, employees, and benefit plan fiduciaries, whether past, present, or future (the “Released Parties”) from any and all actions, suits, debts, demands, damages, claims, judgments, or liabilities of any nature for personal or monetary relief, including costs and attorneys’ fees, whether known or unknown, including but not limited to all claims arising out of Employee’s hiring by, employment with, or separation from any of the Released Parties, and all of Employee’s rights under any Employment Documents. a. Employee specifically releases the Released Parties from all claims under federal, state, and local law or regulation (or foreign law), including but not limited to the following (or any state, local or foreign counterpart): Title VII of the Civil Rights Act, all other Civil Rights Acts, Executive Order 11246, Age Discrimination In Employment Act ("ADEA"), Older Worker Benefit Protection Act, Americans With Disabilities Act, Pregnancy Discrimination Act, Equal Pay Act, Fair Labor Standards Act, National Labor Relations Act, Family and Medical Leave Act, Consolidated Omnibus Budget Reconciliation Act ("COBRA"), Rehabilitation Act, Immigration Reform And Control Act, Employee Retirement Income Security Act, Worker Retraining Notification Act, Sarbanes-Oxley Act, , the Illinois Human Rights Act, the Illinois Union Employee Health and Benefits Protection Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Illinois Day and Temporary Labor Services Act, the Illinois Equal Pay Act, the Victims’ Economic Security and Safety Act, the Illinois Gender Violence Act, the Illinois Biometric Information Privacy Act, the Illinois Genetic Information Privacy Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance, the Australian Fair Work Act 2009, the Victorian Long Service Leave Act 2018, and any similar federal, state, or local law ordinance, rule, regulation, order, or common law claim, whether arising in tort, in contract, or otherwise, including but not limited to the following: i. all claims allegedly based on any actual or implied agreement, contract, promise, written or oral statement, or the alleged breach of any of these, as well as all claims for any tort, including but not limited to negligence, emotional distress, misrepresentation, defamation, invasion of privacy, or fraud; ii. all claims of wrongful termination of employment, adverse action, retaliation, whistleblowing, or discrimination of any kind; iii. all claims of any kind allegedly arising out of or related to Employee’s employment with Company, the termination of such employment, or the failure or refusal of Company to hire or reinstate Employee; and iv. all claims for severance pay, wages, bonuses, sick leave, personal leave, vacation pay, life or health insurance, or any other fringe benefit. Employee agrees that Company has paid Employee all monies and benefits earned and owed through the date hereof. b. Employee acknowledges and agrees that Employee’s releases and other promises and obligations contained in this Agreement are essential and constitute a material term of this Agreement and that, without such releases and other promises and obligations, no agreement would have been reached by the parties and no compensation would have been paid. Employee understands and acknowledges the significance and consequences of this Agreement itself and the releases and other promises and obligations contained in this Agreement.

5 c. Notwithstanding anything in this Agreement, Employee does not release any claims for: i. any obligations of the Company under this Agreement; ii. compensation for illness or injury or medical expenses under any workers’ compensation statute; iii. benefits under any plan maintained by any of the Released Parties that provides for retirement benefits, or entitlements under Australian superannuation legislation; iv. health benefits under any law or policy or plan currently maintained by any of the Released Parties that provides for health insurance continuation or conversion rights; v. claims for indemnification under the Company’s bylaws or claims for coverage under the Company’s directors & officers liability insurance policy; vi. any claim that cannot be waived or released; or vii. any rights or claims that may arise after the Effective Date. d. Employee irrevocably covenants that Employee will not file, nor voluntarily participate or assist in the prosecution of any legal proceedings of any kind against the Released Parties based on the conduct known to Employee as of the date of this Agreement. Nothing in this Agreement shall prevent Employee’s participation in any legal proceedings against any of the Released Parties in compliance with a summons or subpoena that requires such participation, or Employee’s participation in administrative proceedings or investigations of the Equal Employment Opportunity Commission (the “EEOC”), National Labor Relations Board, Illinois Department of Human Rights, the Chicago Commission on Human Relations, or similar government agency (whether local or foreign); provided, however, that this Agreement shall prevent Employee from receiving any monetary or financial damages or recoveries from the Company or any other Released Party and, if applicable, Employee from being reinstated to employment with the Company. Employee represents that Employee has not filed or asserted any claims whatsoever against the Released Parties. In addition, Employee agrees not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the ADEA. 7. No Admission of Liability. Employee agrees that neither this Agreement nor any performance under this Agreement constitutes an admission by any of the Released Parties of any violation or breach of any contract or federal, state, or local law, regulation, or common-law or any other wrongdoing of any type. 8. Cooperation. a. Employee agrees to provide reasonable cooperation with Company in the transition of the services that Employee provided to Company. Employee agrees to communicate with Company, its agents and attorneys, at reasonable times and places, and to respond to inquiries relating to the services that Employee provided to Company. b. Employee also agrees to provide reasonable cooperation with Company in connection with any pending or future litigation, proceeding or other matter which has been or may be brought against or by Company before any agency, court, or other tribunal and concerning or relating in any way to any matter falling within Employee’s knowledge or former area of responsibility. Such cooperation includes meeting with Company’s attorneys at reasonable

6 dates and times and providing requested information including, without limitation, facilitating and assisting in the preparation of any underlying defense, responding to discovery requests, preparing for and attending depositions as well as appearing in court to provide truthful testimony. Company will reimburse Employee for all reasonable out of pocket expenses incurred at the request of Company associated with such assistance. 9. Return of Property. On or before the Retirement Date, Employee will return the original and all copies of all things in his possession or control relating to Company or its business, including but not limited to Confidential Information (as defined in Appendix A hereto), any and all contracts, reports, memoranda, correspondence, manuals, forms, records, designs, budgets, contact information or lists (including customer, vendor or supplier lists), ledger sheets or other financial information, drawings, plans (including but not limited to business, marketing and strategic plans), personnel or other business files, computer hardware, software, or access codes, door and file keys, identification, credit cards, computer equipment and phones, and any and all other physical, intellectual, or personal property of any nature that he received, prepared, helped prepare, or directed preparation of in connection with his employment with Company. 10. Inventions. Within seven (7) days of the Retirement Date, Employee agrees to communicate to Company all inventions, ideas, and improvements (including those in the formative stages) which Employee conceived, made or discovered (whether alone or in conjunction with others) during the period of Employee’s employment by Company that may relate in any way to the business, processes, manufacturing operations, products, research, product development, engineering, machinery, or plans of Company (collectively, "Inventions"). Such Inventions will be Company’s exclusive property without any obligation on Company’s part to make any payment to Employee in addition to the compensation described in this Agreement. At Company’s request, Employee will sign documents relating to such Inventions and take any other requested reasonable actions to maintain and protect such Inventions. In addition, all other terms regarding the assignment of inventions as set forth in the Employment Documents continues to apply to the extent set forth therein. 11. Non-compete, non-solicitation and confidentiality. In consideration of the benefits provided by Section 4, Employee agrees to the non-compete, non-solicitation and confidentiality provisions set forth in Appendix A. 12. Non-Disparagement. Subject to the exceptions set out in Section 3 of Appendix A, Employee agrees that Employee will not defame Company or any of the Released Parties or make any disparaging remarks or negative comments or statements about such entities or individuals to any other person or entity, including but not limited to any competitor of Company or any of the Released Parties. It will not be a violation of Employee’s obligations under this section for Employee to make truthful statements, under oath, as required by law or formal legal process. Notwithstanding any provision of this Agreement to the contrary, Employee may provide any truthful and accurate information to, and cooperate with, any federal, state, local or foreign governmental agency or entity. Company agrees that neither it nor its directors and officers will defame Employee or make any disparaging remarks or negative comments or statements about him. 13. Effect of Employment Termination. If Employee’s employment ends prior to the Retirement Date for any reason other than Employee’s commission of a wrongful, dishonest, or fraudulent act that

7 brings the Company into disrepute, this Agreement shall nonetheless continue in force and effect through and following the Retirement Date as if Employee’s employment had not terminated. 14. Governing Law, Venue, and Jurisdiction. The provisions of this Agreement will be construed in accordance with the laws of the state in which Employee provided services to Company (i.e., Illinois) (the “Employee State”). The exclusive venue for any legal action arising from this Agreement will be the federal and state courts within the Employee State. Employee stipulates and consents to Employee State courts’ personal jurisdiction over Employee and waives any right to object to Employee State court’s jurisdiction. 15. Enforceability. If any provision of this Agreement is determined to be partially contrary to governing law or otherwise partially unenforceable, such provision and this Agreement will be enforced to the maximum extent permitted by law. If any provision of this Agreement is determined to be totally contrary to governing law or otherwise totally unenforceable, such provision will be severed and disregarded and the remainder of this Agreement will be enforced to the maximum extent permitted by law. Employee understands and agrees that Company will be entitled to immediate injunctive relief for any violation of Sections 8, 9, 10, 11, 12 or any provisions of Appendix A of this Agreement. 16. Application of Clawback Policy. Employee acknowledges and agrees that the Company’s clawback policy, as in effect on the date hereof and as it may be amended from time to time, will continue to apply to Employee following the Retirement Date. 17. No Trading without Board Consent. Employee agrees that he will not trade in the Company’s securities until 90 days after the Resignation Date without the express written permission of the Board, which shall not be unreasonably withheld. Employee acknowledges that he will remain subject to the terms of the Company’s Insider Trading Policy through the Retirement Date and any period thereafter during which he is in possession of material non-public information about the Company. 18. Agreement to Comply with Code Section 409A. The compensation and benefits payable under this Agreement or referenced in this Agreement are intended to comply with the requirements of Code Section 409A, to the extent applicable, or an exemption thereunder, and compensation and benefits payable under this Agreement or referenced in this Agreement will be interpreted and administered to avoid any penalty sanctions under Code Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be administered, construed, and interpreted to comply with Code Section 409A or an exemption thereunder and, if necessary, any such provision shall be deemed amended to comply with Code Section 409A. For purposes of Code Section 409A, each payment made or referenced under this Agreement shall be treated as a separate payment and any right to a series of installment payments shall be treated as the right to a series of separate payments. To the maximum extent permitted under Code Section 409A, any severance benefits payable under this Agreement are intended to comply with the “short term deferral exception” under Treas. Reg. §1.409A-1(b)(4), and any remaining amount is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii). If Employee is a “specified employee” (as that term is used in Code Section 409A) on the date of Employee’s “separation from service”, any severance benefits payable under this Agreement that constitute non-qualified deferred

8 compensation subject to Code Section 409A of the Code shall be delayed until the earlier of (i) the first business day following the six-month anniversary of the date of Employee’s “separation from service”, or (ii) the date of Executive’s death. 19. Miscellaneous. If there is any conflict between this Agreement and any non-compete or confidentiality agreements Employee may previously have entered, this Agreement controls. The headings of the sections of this Agreement are for convenience only and do not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in counterparts, each of which will be considered an original but all of which together will constitute one and the same agreement. This Agreement may not be modified, waived, or terminated unless such modification, waiver, or termination is agreed to in a writing signed by Employee and Company. Company’s failure to enforce any provision of this Agreement or to act promptly after a breach will not be deemed a waiver of any of Company’s rights. 20. Employee Acknowledgements. Employee further affirms and acknowledges that Employee (i) has read this Agreement in its entirety, (ii) has had sufficient time to consider the terms of this Agreement, (iii) understands that the terms of this Agreement are legally enforceable, (iv) fully appreciates the meaning of the terms of this Agreement and their effect, (v) has had the opportunity to negotiate with Company regarding any objectionable items, (vi) has conferred with Employee’s counsel for assistance and advice, (vii) has not received from Company any representations or inducements except those stated in this Agreement, and (viii) enters into this Agreement freely and voluntarily. Employee further affirms and acknowledges that the compensation and benefits described in Section 4 hereof are in exchange for a release of all claims that Employee has against the Released Parties and for Employee’s other promises and obligations described in this Agreement, including those set forth in Exhibit A. EXECUTED AND AGREED: Ronald Stephen Delia Amcor plc Signature: Signature: Date: March 16, 2024 Date: March 16, 2024 Name: Graeme Liebelt Title: Chairman

9 Appendix A Restrictive Covenants Agreement 1. Defined Terms. All capitalized terms used, but not defined, herein have the meanings given under the Transition And Release Agreement to which this Appendix is attached. 2. Employee Acknowledgements. Employee acknowledges and agrees that (a) the restrictions set forth herein are necessary to protect the Company’s legitimate business interests; (b) the restrictions set forth herein are no broader than necessary to protect the Company’s Confidential Information, trade secrets and goodwill, which cannot be adequately protected through an alternative restrictive covenant; (c) Employee’s obligations hereunder are supported by good and valuable consideration; and (d) the geographic restrictions set forth herein are reasonable and aligned with the geographic area in which Employee provided services to the Company, in which Employee had a material presence or influence within the Company, or in which Employee created customer contacts and goodwill. 3. Confidential Information. Employees agrees to comply with the terms of Section 21 (Confidential Information) of the Offer Letter, which is incorporated herein in its entirety (including all defined terms used therein), except as modified below. Employee agrees to extend the confidentiality obligations of the Offer Letter to the following types of information: (A) information belonging to others who have entrusted such information to the Company; and (B) information that would not have been known to the Company’s competitors or the public generally if Employee had not breached his obligations of confidentiality under the Offer Letter or this Appendix A. Nothing in the Offer Letter or this Appendix A shall restrict Employee’s rights to make a protected disclosure under the specific protected disclosure any laws applicable to Employee. Specifically, and without limiting the foregoing, nothing herein (i) interferes with Employee’s right and responsibility to give truthful testimony under oath, as required by law or formal legal process; (ii) precludes Employee from participating in an investigation, filing a charge, or otherwise communicating with or reporting good faith allegations of unlawful employment practices to the Equal Employment Opportunity Commission, the Illinois Department of Human Rights, the Chicago Commission on Human Relations, or the National Labor Relations Board; or (iii) restricts Employee’s right to report any good faith allegation of criminal conduct to appropriate law enforcement officials; or (iv) is intended to discourage or restrict Employee from reporting any theft of Trade Secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law; or (v) precludes Employee from disclosing information to the extent expressly permitted by the Australian Fair Work Act 2009. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of Trade Secrets, so long as any such disclosure is made either (A) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (B) under seal in a complaint or other document filed in a lawsuit or other proceeding. 4. Restrictions. Unless waived by the Company at Employee’s request, such waiver not to be unreasonably withheld, the provisions of Section 28 (Restrictions) of the Offer Letter, as well as all defined terms included therein, are incorporated herein in their entirety. The Company is directing the Employee to, and the Employees agrees to, abide by the restrictions set forth in Section 28 of

10 the Offer Letter. The Employee hereby agrees that the definition of "Restraint Period" in the Offer Letter is amended as follows: "Restraint Period" means (i) the period of 12 months starting on the Retirement Date; or if held by a court of competent jurisdiction to be unenforceable, (ii) the period of 9 months starting on the Retirement Date; or if held by a court of competent jurisdiction to be unenforceable, (iii) the period of 6 months starting on the Retirement Date. 5. Reformation. Sections 3 and 4 of this Appendix are intended to comply with the Illinois Freedom to Work Act, as such may be amended from time to time, 820 ILCS 90 (2021) (the “Act”), and in the event it is determined not to comply with the Act, a court or arbitrator is hereby empowered to reform, reclassify, blue-pencil, or substitute any provision in Section 3 or 4 to cause such provisions to comply with the Act. Furthermore, if, at the time of enforcement of any provision of Section 3 or 4, a court or arbitrator holds that the restrictions stated therein are unreasonable or unenforceable under circumstances then existing, Employee agrees that the court or arbitrator is authorized to modify this Appendix. Employee further agrees that the arbitrator or court shall be permitted to substitute the maximum period, scope, or geographical area (or otherwise modify including by deleting any part of the relevant wording) as may be reasonable or permissible under such circumstances for the stated period, scope, or area.